   As filed with the Securities and Exchange Commission on September 28, 1994

                                                 Registration No. 33-___________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KATY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                                  75-1277589
   (State or other jurisdiction                                     (I.R.S. Employer
of incorporation or organization)                                Identification Number)

                        6300 S. SYRACUSE WAY, SUITE 300
                           ENGLEWOOD, COLORADO  80111
               (Address of Principal Executive Offices)(Zip Code)

                    KATY INDUSTRIES, INC. 1994 KEY EMPLOYEE
                        AND DIRECTOR STOCK PURCHASE PLAN
                            (Full title of the plan)

                               JOHN R. PRANN, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        6300 S. SYRACUSE WAY, SUITE 300
                           ENGLEWOOD, COLORADO  80111
                           TELEPHONE:  (303) 290-9300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                             Bruce L. Rogers, Esq.
                                Kirkland & Ellis
                           1999 Broadway, Suite 4000
                            Denver, Colorado  80202

                        CALCULATION OF REGISTRATION FEE


     Title of securities        Amount to be          Proposed maximum            Proposed maximum                Amount of
      to be registered           registered          price per share(1)     aggregate offering price(1)       registration fee(2)
   Common Stock, par value
   $1.00 per share                 75,000                  $9.875                     $740,625                       $256


(1) Calculated pursuant to Rule 457(h), based on an assumed price of $9.875 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on September 23, 1994.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $740,625.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

             INFORMATION REQUIREMENT IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                          (a)     The Annual Report on Form 10-K of Katy
Industries, Inc. (the "Registrant") for the year ended December 31, 1993, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                          (b)     All other reports filed pursuant to Section
13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant document referred to in (a) above.

                 All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

                 Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

                 (a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)              To include any prospectus
                          required by section 10(a)(3) of the Securities Act;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


THE REGISTRANT

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 27th day of September, 1994.

                                        KATY INDUSTRIES, INC.


                                        By:  /s/ JOHN R. PRANN, JR.
                                               John R. Prann, Jr.,
                                               President and Chief
                                                Executive Officer


                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Prann, Jr. and Paul Kurowski, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

                  Signature                                   Title                           Date
                  ---------                                   -----                           ----
 /s/ PHILIP E. JOHNSON                        Chairman of the Board                    September 27, 1994
 ------------------------------------------
              Philip E. Johnson

 /s/ JOHN R. PRANN, JR.                       President, Chief Executive Officer       September 27, 1994
 ------------------------------------------   and Director
             John R. Prann, Jr.


 /s/ PAUL KUROWSKI                            Chief Financial Officer, Treasurer       September 27, 1994
 ------------------------------------------   and Secretary (Principal Financial
                Paul Kurowski                 and Accounting Officer)


                                              Director
 ------------------------------------------
                Lelia Carroll

                                              Director
 ------------------------------------------
                Lutz Raettig


 /s/ JACOB SALIBA                             Director                                 September 27, 1994
 ------------------------------------------
                Jacob Saliba

 /s/ CHARLES W. SAHLMAN                       Director                                 September 27, 1994
 ------------------------------------------
             Charles W. Sahlman


                                              Director
 ------------------------------------------
           Wallace E. Carroll, Jr.


 /s/ ARTHUR R. MILLER                         Director                                 September 27, 1994
 ------------------------------------------
              Arthur R. Miller

 /s/ WILLIAM F. ANDREWS                       Director                                 September 27, 1994
 ------------------------------------------
             William F. Andrews


                                              Director
 ------------------------------------------
              Denis H. Carroll

 /s/ WILLIAM H. MURPHY                        Director                                 September 27, 1994
 ------------------------------------------
              William H. Murphy


 /s/ DANIEL B. CARROLL                        Director                                 September 27, 1994
 ------------------------------------------
              Daniel B. Carroll

                               INDEX TO EXHIBITS

      Exhibit                                                                                                   Sequentially
      Number                                           Description                                             Numbered Page
      -------                                          -----------                                             -------------
        4.1          Katy Industries, Inc. 1994 Key Employee and Director Stock Purchase Plan

        5.1          Opinion of Kirkland & Ellis

        23.1         Consent of Deloitte & Touche LLP

        23.2         Consent of Kirkland & Ellis - included in Exhibit 5.1

        25.1         Powers of Attorney - included in Part II of Registration Statement





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